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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 9, 1998
                        UNITED STATES FILTER CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                                            33-0266015
 (State or other jurisdiction                              (I.R.S. Employer
  of incorporation or organization)                       Identification No.)


 40-004 COOK STREET, PALM
        DESERT, CA                                                92211
  (Address of principal                                        (Zip Code)
    executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (760) 340-0098


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     ITEM 5.    OTHER EVENTS

     During the fiscal year ended March 31, 1998, the Company completed the acquisition of Memtec Limited ("Memtec") in a transaction accounted for utilizing the purchase method of accounting. On June 15, 1998, a wholly owned subsidiary of the Company acquired Culligan Water Technologies, Inc. ("Culligan") in a transaction accounted for as a pooling of interests. Accordingly, the historical financial information has been restated to include the accounts of Culligan as reported in the Current Report on Form 8-K/A dated June 15, 1998 and filed September 17, 1998. Prior to being acquired by the Company, Culligan acquired The Water Filtration Business of Ametek, Inc. ("Ametek") and Protean plc ("Protean") in its fiscal year ended January 31, 1998. Both of these acquisitions were accounted for as purchases in Culligan's fiscal year ended January 31, 1998.

     Provided herein are the pro forma results of operations had each of Memtec, Ametek and Protean been acquired at the beginning of the Company's fiscal year ended March 31, 1998.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Unaudited Pro Forma Combined Financial Information                          2
Unaudited Pro Forma Combined Statement of Operations                        4
Notes to Unaudited Pro Forma Combined Financial Information                 5

                                       1
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               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

  Subsequent to the Company's year end, on June 15, 1998, a wholly owned subsidiary of the Company and Culligan Water Technologies, Inc. ("Culligan") consummated a merger and acquisition in a tax free reorganization. The Company issued approximately 48.6 million shares of the Company's common stock for all of the outstanding common stock of Culligan (1.875 shares of the Company's common stock for each outstanding share and each outstanding option or other right to acquire a share of Culligan common stock, par value $.01). In addition, the Company assumed approximately $491.7 million of third party institutional debt. The acquisition of Culligan was accounted for as a pooling of interests and, accordingly, historical consolidated financial information of the Company has been restated to include Culligan. In restating the historical consolidated financial data for this transaction, the results of U.S. Filter for the fiscal year ended March 31, 1998 (U.S. Filter's most recent fiscal year end) were combined with the results of Culligan for the fiscal year ended January 31, 1998 (Culligan's most recent fiscal year end). Effective December 2, 1997, Culligan acquired Protean for approximately $174.5 million in cash and effective August 1, 1997, Culligan acquired Ametek for approximately $155.0 million in Culligan common stock and cash in lieu of fractional shares.

  On December 9, 1997, the Company acquired approximately 96% of the outstanding shares of Memtec Limited ("Memtec"). The remaining Memtec shares were acquired on February 5, 1998. The total purchase price for all Memtec shares was approximately $397.2 million (including estimated transaction costs of approximately $10.6 million) and was allocated to the assets and liabilities of Memtec based on their respective fair values. The value of developed technology was approximately $57.2 million and is being amortized on a straight-line basis over 25 years. The value of other intangibles assets including patents, trademarks, license and distribution fees was approximately $7.3 million, and is being amortized over periods ranging from 5 to 12 years. The Company also acquired from Memtec certain in-process research and development projects that had not reached technological feasibility and that had no alternative future uses. Such projects were valued by an independent appraiser using a risk adjusted cash flow model under which expected future cash flows were discounted, taking into account risks related to existing and future markets and assessments of the life expectancy of the projects. The estimated market value of such in-process research and development projects was $299.5 million and was expensed at the acquisition date. The allocation of the purchase price of Memtec is final and is not expected to change materially subsequent to March 31, 1998.

  The following unaudited pro forma data is based on the historical combined statements of the Company (as restated for the acquisition of Culligan accounted for as a pooling), Memtec, Ametek and Protean giving effect to the acquisition of Memtec as well as Culligan's acquisitions of Ametek and Protean under the
purchase method of accounting.   Under the purchase method of accounting, assets
acquired and liabilities assumed will be recorded at their estimated fair value at the date of acquisition. The pro forma adjustments set forth in the following unaudited pro forma combined financial information are estimated and may differ from the actual adjustments when they become known; however, no material differences are anticipated by the Company.

  The unaudited pro forma combined financial information presents the Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1998, giving effect to the acquisitions of Memtec, Ametek and Protean, as if each of the acquisitions had been consummated at the beginning of the earliest period presented. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1998 combines (i) the results of the Company (as restated for the acquisition of Culligan which was accounted for as a pooling of interests), (ii) the results of Memtec for the period beginning on April 1, 1997 and ending immediately prior to Memtec being acquired by the Company on December 9, 1997, (iii) the results of Protean for the nine months ended September 30, 1997 and (iv) the results of Ametek for the period beginning February 1, 1997 and ending immediately prior to Ametek being acquired by Culligan on August 1, 1997. The assets and liabilities of Memtec, Ametek and Protean are included in the Company's balance sheet as of March 31, 1998 (as restated for the pooling of interests with Culligan and filed on September 18, 1998

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with the Securities and Exchange Commission on Form 8-K/A dated June 15, 1998)
as these acquisitions were complete prior to March 31, 1998.

  The historical financial statements of Protean were prepared in accordance with UK generally accepted accounting principles ("UK GAAP"), which differs in certain respects from US generally accepted accounting principles ("US GAAP"). Certain reclassifications have been made to the historical financial statements of Protean to conform to the Company's presentation.

  The following unaudited pro forma combined financial information does not reflect certain cost savings that the Company believes may be realized following the Culligan and Memtec acquisitions as well as Culligan's acquisitions of Protean and Ametek. Such cost savings are expected to be realized primarily through the elimination of certain overhead expenses and geographic overlap and the implementation of strict cost controls and standardized operating procedures. Additionally, the Company believes that such acquisitions will enable it to realize increased operating efficiencies and economies of scale including enhanced purchasing power and increased asset utilization.

  The pro forma data is provided for illustrative purposes only. It does not purport to be indicative of the results that actually would have occurred if the acquisitions of Culligan and Memtec, as well as Culligan's acquisitions of Protean and Ametek had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto, the audited consolidated financial statements and notes thereto of the Company and Memtec incorporated herein by reference.

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             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                               FISCAL YEAR ENDED MARCH 31, 1998 (NOTE a)
                                      --------------------------------------------------------------------------------------------
                                                       HISTORICAL                                      PRO FORMA
                                      ------------------------------------------      --------------------------------------------
                                                                                      ADJUSTMENTS
                                      ----------   --------   -------   --------       INCREASE
                                        COMPANY     MEMTEC     AMETEK    PROTEAN      (DECREASE)        NOTES            COMBINED
                                      ----------   --------   -------   --------      -----------   -------------       ----------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues                              $3,740,324   $168,503   $38,381   $104,129                                        $4,051,337

Cost of sales                          2,740,787    106,412    24,623     54,926                                         2,926,748
                                      ----------   --------   -------   --------                                        ----------
    Gross profit                         999,537     62,091    13,758     49,203                                         1,124,589

Selling, general and
  administrative expenses                725,249     53,130     7,206     34,683         3,815       a(i), a(ii),          824,083
                                                                                                    a(iii), a(iv)
Purchased in-process research and
  development                            355,308          -         -          -                                           355,308
Merger, restructuring, acquisition
  and other related charges              150,582      2,714         -          -                                           153,296
                                      ----------   --------   -------   --------                                        ----------
                                       1,231,139     55,844     7,206     34,683                                         1,332,687
                                      ----------   --------   -------   --------                                        ----------

    Operating income (loss)             (231,602)     6,247     6,552     14,520                                          (208,098)
                                      ----------   --------   -------   --------                                        ----------

Other income (expense):
    Interest expense                     (63,790)    (3,869)        -     (1,593)      (24,969)         a(v)               (94,221)
    Interest and other income             38,212         92        83        867                                            39,254
                                      ----------   --------   -------   --------                                        ----------
                                         (25,578)    (3,777)       83       (726)                                          (54,967)
                                      ----------   --------   -------   --------                                        ----------

    Income (loss) before income
      tax expense                       (257,180)     2,470     6,635     13,794                                          (263,065)

Income tax expense                        48,221      1,543     2,744      4,826        (8,739)        a(vi)                48,595
                                      ----------   --------   -------   --------                                        ----------

    Net income (loss)                 $ (305,401)  $    927   $ 3,891   $  8,968                                        $ (311,660)
                                      ==========   ========   =======   ========                                        ==========

    Net income (loss) per common
      share:
        Basic                         $    (2.18)                                                                       $    (2.18)
                                      ==========                                                                        ==========
        Diluted                       $    (2.18)                                                                       $    (2.18)
                                      ==========                                                                        ==========

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED FINANCIAL DATA.

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          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

a. The Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended March 31, 1998 combines (i) the results of the Company (as restated for the acquisition of Culligan which was accounted for as a pooling of interests), (ii) the results of Memtec for the period beginning on April 1, 1997 and ending immediately prior to Memtec being acquired by the Company on December 9, 1997, (iii) the results of Protean for the nine months ended September 30, 1997 and (iv) the results of Ametek for the period beginning February 1, 1997 and ending immediately prior to Ametek being acquired by Culligan on August 1, 1997.

    The Unaudited Pro Forma Combined Statement of Operations gives effect to the following adjustments:

                                                                                                Fiscal Year
                                                                                               Ended March 31,
                                                                                                     1998
                                                                                               ---------------
                                                                                               (in thousands)
    (i)       To adjust selling, general and administrative expenses to reflect amortization expense of developed technology of $57.2 million acquired in connection with the acquisition of Memtec, with such developed
              technology amortized over 25 years.                                                   $ 1,716
                                                                                                    =======

   (ii)       To adjust selling, general and administrative expenses to eliminate amortization expense of existing goodwill recorded by Memtec prior its acquisition by the Company, with such goodwill of $57.5 million
              previously being amortized over 40 years.                                             $(1,078)
                                                                                                    =======

  (iii)       To adjust selling, general and administrative expenses to reflect the goodwill amortization from Culligan's acquisitions of Ametek and
              Protean, with such goodwill of $161.6 million amortized over 40 years.                $ 2,710
                                                                                                    =======

   (iv)       To adjust selling, general and administrative expenses to reflect amortization expense of developed technology of $37.4 million acquired in connection with Culligan's acquisition of Ametek, with such
              developed technology amortized over 40 years.                                         $   467
                                                                                                    =======

    (v)       To adjust interest expense related to the debt of approximately
              $562,364,000 incurred to finance the acquisition of Memtec as well as
              Culligan's acquisition of Protean.  Interest on the debt is assumed to be either financed by or refinanced by borrowings under U.S. Filter's
              Senior Credit Facility at an assumed effective rate of 5.92% per annum.

              The assumed effective interest of 5.92% on borrowings under U.S. Filter's
              Senior Credit Facility is subject to variability. A 0.125% increase-decrease in the assumed effective interest rate incrementally decreases-increases pro forma combined net income $325,000 for the year ended March 31, 1998.

                                                                                                    $24,969
                                                                                                    =======

   (vi)       To adjust the provision of income taxes for each of the pro forma adjustments assuming the statutory rate of 35%.  The pro forma adjustments related to the amortization of goodwill and developed technology are assumed to be non-deductible in the computation of
              taxable income.                                                                       $ 8,739
                                                                                                    =======

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNITED STATES FILTER CORPORATION

Date:  November 9, 1998
                                     By:     /s/ Kevin L. Spence
                                         _________________________
                                         Kevin L. Spence
                                         Executive Vice President/
                                         Chief Financial Officer


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